UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2009

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, the Board of Directors (the “Board”) of Wuhan General Group (China), Inc. (the “Company”) appointed Shi Yu as an “independent” director of the Company, within the meaning of the Nasdaq Stock Market’s (“Nasdaq”) Marketplace Rules.  Mr. Shi was also appointed as a member of the Company’s Audit Committee and as Chairman of the Company’s Compensation Committee.

Mr. Shi brings to the Board 20 years of banking and financial management experience. He is currently the president and general manager of Hubei Zhongkun Zhaofu Investment Guaranty Co., Ltd. where he is responsible for daily operations and management of the company and establishing overall company management policies and business operation models. Directly prior to this, Mr. Shi was president of the Bank of China Hubei sub-branch. He has also held several positions at the Credit Management Division of Bank of China, including deputy chief of the Due Diligence Office, credit appraiser, and secretary of the Credit Appraisal Committee of Bank of China Hubei Branch. Mr. Shi holds an MBA from North Jiaotong University and is proficient in English.

There is no arrangement or understanding between Mr. Shi and any other person pursuant to which Mr. Shi was appointed as a director of the Company, a member of the Audit Committee or a member or Chairman of the Compensation Committee of the Board.  There are no related party transactions between Mr. Shi and the Company reportable under Item 404(a) of Regulation S-K.  Mr. Shi will be eligible to participate in the Company’s standard outside director compensation package.

A copy of the press release announcing the appointment of Mr. Shi as a director of the Company, a member of the Audit Committee and Chairman of the Compensation Committee of the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.	Other Events.

As previously disclosed, on December 5, 2008, the Company notified Nasdaq that it was in material non-compliance with Marketplace Rule 4350 as a result of the vacancy caused by the resignation of Ku Shaodong as a member of the Board and the Audit Committee of the Board.  Nasdaq’s Marketplace Rule 4350 requires that a majority of the Board be comprised of independent members and its Audit Committee be comprised of three independent members.  The Company received notice from Nasdaq on December 8, 2008 acknowledging this non-compliance.

As a result of the appointment of Mr. Shi as a member of each of the Board and the Audit Committee of the Board, as discussed in Item 5.02 of this Current Report on Form 8-K, a majority of the Board currently is comprised of three independent directors as required by Nasdaq Marketplace Rule 4350(c) and the Audit Committee of the Board currently is comprised of three independent directors as required by Nasdaq Marketplace Rule 4350(d)(2).  On March 12, 2009, the Company informed Nasdaq of Mr. Shi’s appointment as a member of each of the Board and the Audit Committee of the Board and received notice from the staff at Nasdaq (the “Staff”) of the Staff’s determination that the Company complies with Nasdaq Marketplace Rules 4350(c) and 4350(d)(2).

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release, dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: March 13, 2009

By:	/s/ Haiming Liu
Name: Haiming Liu
Title: Chief Financial Officer

EXHIBIT INDEX
Form 8-K
March 16, 2009

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release, dated March 13, 2009.	X